Exhibit 99.1

INVESTORS:	MEDIA:
Kevin Berry	David Keating
kevin.berry@ggp.com	david.keating@ggp.com
(312) 960-5529	(312) 960-6325

GENERAL GROWTH PROPERTIES REPORTS
FOURTH QUARTER RESULTS

Strong Net Operating Income Growth

Chicago, Illinois, February 8, 2012 – General Growth Properties, Inc. (NYSE: GGP) (“GGP” or the “Company”) today reported financial and operational results for the three months ended December 31, 2011.

RESULTS FOR THE FOURTH QUARTER 2011

Core Funds From Operations (“Core FFO”) was $279.8 million or $0.29 per diluted share for the fourth quarter 2011 compared to $230.1 million or $0.23 per diluted share for the fourth quarter 2010. Net loss attributable to common stockholders was $367.8 million or $0.39 per diluted share for the fourth quarter 2011 compared to a net loss of $1.14 billion for the fourth quarter 2010. Excluding the results attributable to Rouse Properties, Inc. (“RPI”), Core FFO was $254.0 million or $0.26 per diluted share for the fourth quarter 2011 compared to $207.7 million or $0.21 per diluted share for the fourth quarter 2010.

RESULTS FOR THE YEAR ENDED 2011

Core FFO was $937.0 million or $0.95 per diluted share for 2011 compared to $869.2 million or $0.87 per diluted share for 2010. Net loss attributable to common stockholders was $313.2 million or $0.37 per diluted share for 2011 compared to a net loss of $1.44 billion for 2010. Excluding the results attributable to RPI, Core FFO was $847.8 million or $0.86 per diluted share for 2011 compared to $784.7 million or $0.79 per diluted share for 2010.

OPERATIONAL HIGHLIGHTS

•                  Comparable tenant sales were $505 per square foot on a trailing 12 month basis as of year-end 2011, a 7.9% increase over year-end 2010. Comparable tenant sales have now increased for eight consecutive quarters.

•                  Regional mall percentage leased was 94.6% at year-end 2011, an increase of 110 basis points over year-end 2010.

•                  The initial rent on leases executed in 2011 was $65.67 per square foot representing an increase of 8.3% or $5.04 per square foot compared to the expiring rent on comparable leases.

•                  Core Net Operating Income (“Core NOI”), excluding the results attributable to RPI, for the fourth quarter 2011 increased 7.6% compared to the fourth quarter 2010 and increased 2.9% for the full year comparison.

CAPITAL MARKETS ACTIVITY

•                  During the fourth quarter of 2011, $1.3 billion ($609 million at share) of mortgage notes were refinanced at a weighted average interest rate of 4.62% and an average term of 9.9 years. The average interest rate of the original loans was 5.74% and the remaining term-to-maturity was 0.2 years.

•                  During 2011, $4.2 billion ($3.2 billion at share) of mortgage notes were refinanced at a weighted average interest rate of 5.06% and average term of 10.1 years. The average interest rate of the original loans was 5.83% and the remaining term-to-maturity was 2.2 years. Approximately $1.8 billion of the original loans were refinanced upon their maturity and $2.4 billion were refinanced prior to their scheduled maturities.

•                  As of December 31, 2011, the Company had $745 million of cash and cash equivalents, including $174 million held in joint ventures. GGP’s $750 million corporate line of credit remains undrawn.

ACQUISITION AND DISPOSITION ACTIVITY

•                  On January 12, 2012, GGP distributed approximately 0.0375 shares of RPI common stock for each GGP common share to holders of record on December 30, 2011. In accordance with U.S. GAAP, the results of operations of RPI are classified as continuing operations for the three months and year ended December 31, 2011, and 2010, respectively. As of December 31, 2011, RPI’s total assets were $1.57 billion and total liabilities were $1.15 billion and are included in GGP’s consolidated balance sheet. In addition, RPI contributed core FFO of $0.03 and $0.09 per diluted share for the three months and year ended December 31, 2011, respectively, and $0.02 and $0.08 per diluted share for the three months and year ended December 31, 2010, respectively. See “RPI Information” below.

•                  GGP and Kimco Realty previously announced a joint venture partnership in which both companies would own 50% interest of Owings Mills Mall in Owings Mills, Maryland. GGP and Kimco will co-lead a redevelopment of the one-million square foot regional mall. GGP previously owned 100% interest in the property.

•                  During the fourth quarter, GGP acquired whole or partial interests in several anchor pads and big boxes comprising approximately 1.25 million square feet of gross leasable area for $12.6 million. During 2011, GGP acquired whole or partial interests in approximately 2.45 million square feet of gross leasable area for $168.4 million including the assumption of $34.7 million of property-level debt. (Figures represent GGP’s share).

•                  During the fourth quarter, GGP sold, or transferred to the mortgage holder, whole or partial interests in several properties comprising approximately 2.8 million square feet for $251.0 million including property level debt of $166.3 million. During 2011, GGP sold, or transferred to the mortgage holder, whole or partial interests in approximately 11.5 million square feet of gross leasable area for $879.9 million including property level debt of $752.7 million. (Figures represent GGP’s share).

DEVELOPMENT ACTIVITY

•                  During 2011, the Company opened 28 new anchor/big boxes across its nationwide regional mall portfolio totaling approximately 920,000 square feet, including Crate & Barrel, Nordstrom Rack, Bed Bath & Beyond, L.L. Bean, Cabela’s, Kohl’s, H.H. Gregg and Ulta.

•                  During 2011, the Company opened three department stores totaling approximately 402,000 square feet – two Nordstrom stores and one Von Maur. GGP has an additional four department stores totaling approximately 516,000 square feet scheduled to open in 2012 and 2013, including Von Maur, Lord & Taylor, Herberger’s and Bloomingdale’s.

2012 GUIDANCE

GGP reaffirms its previously issued 2012 Core FFO guidance of $0.90 to $0.94 per diluted share. Core FFO for 2011, excluding the results attributable to RPI, was $0.86 per diluted share. In addition, Core FFO for the first quarter 2012 is estimated to be $0.21 to $0.23 per diluted share. The following table provides a reconciliation of the range of estimated diluted net income attributable to common stockholders per share to estimated diluted FFO per share and diluted Core FFO per share.

	For the three months ended March 31, 2012		For the year ended December 31, 2012
	Low End	High End	Low End	High End
Net income attributable to common stockholders	$(0.01)	0.01	$(0.05)	$(0.01)
Depreciation, including share of joint ventures	0.20	0.20	0.92	0.92
Gain / loss on property dispositions	–	–	–	–
Impact of dilutive securities	–	–	(0.02)	(0.02)
Funds From Operations	$0.19	$0.21	0.85	0.89
Other Core FFO Adjustments (1)	0.02	0.02	0.05	0.05
Core Funds From Operations	$0.21	$0.23	$0.90	$0.94

(1)          Refer to the Supplemental Information package for the nature of adjustments to reconcile FFO to Core FFO. The Supplemental Information package is available in the Investors section of the Company’s website at www.ggp.com.

The 2012 guidance estimates reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of future capital market conditions, which is generally consistent with the current forward rates for LIBOR and U.S. Treasury bonds. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, capital markets activity or impairment charges. Earnings per share estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. By definition, Core FFO does not include real estate-related depreciation and amortization or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

INVESTOR CONFERENCE CALL

On February 9, 2012, GGP will host a conference call at 9:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available beginning at 1:00 p.m. EST on February 9, 2012, through February 23, 2012. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 43425840. A replay of the call will be available on the Company’s website in the Investors section.

SUPPLEMENTAL INFORMATION

GGP has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been filed with the Securities and Exchange Commission as an exhibit on Form 8-K.

RPI INFORMATION

In December 2011, the Board of Directors approved the spin-off to holders of GGP’s common stock, in the form of a special taxable dividend, shares of the newly formed RPI. The spin-off was consummated on January 12, 2012. For every share of GGP’s common stock, such holder received approximately 0.0375 shares of RPI common stock. As the spin-off transaction did not occur until 2012, the assets, liabilities and results of operations of RPI are included in the consolidated financial statements of GGP as of December 31, 2011.

This earnings release includes certain financial information with and without RPI for the three and twelve months ended December 31, 2011. GGP has provided this information in order to illustrate the impact that the spin-off would have had on GGP’s 2011 results and to provide more meaningful information about GGP’s ongoing operations. Any RPI information included in this earnings release (i) is derived solely from the consolidating financial information included in GGP’s consolidated financial results, (ii) has not been audited by RPI’s auditors and (iii) has not been reviewed or adopted by RPI. Accordingly, the RPI information included herein may differ from the information that is publicly reported by RPI following completion of its audit for the year ended December 31, 2011.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although GGP believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to,  GGP’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, retail and economic conditions. GGP discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. GGP may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT GGP

General Growth Properties, Inc. owns or has an interest in 136 regional shopping malls comprising approximately 140 million square feet of gross leasable area in the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.  For further information please visit the GGP website at www.GGP.com.

NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS

REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND CORE NOI

The Company believes NOI is a useful supplemental measure of the Company’s operating performance.  The Company defines NOI as operating revenues (rental income, tenant recoveries and other income) less property and related expenses (real estate taxes, property maintenance costs, marketing, other property expenses and provision for doubtful accounts).  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, reorganization items, strategic initiatives, provision for income taxes, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.  This measure provides an operating perspective not immediately apparent from GAAP operating or net income (loss) attributable to common stockholders. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.

In addition, management believes NOI provides useful information to the investment community about the Company’s operating performance.  However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance.

CORE NOI excludes the NOI impacts of non-cash and certain non-comparable items such as straight-line rent and intangible asset and liability amortization resulting from acquisition accounting.  We present Core NOI, and Core EBITDA and Core FFO as below, as we believe certain investors and other users of our financial information use them as measures of the Company’s historical operating performance.

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA) AND CORE EBITDA

EBITDA is defined as net income (loss) attributable to common stockholders, adjusted to exclude interest expense net of interest income, warrant adjustment, income tax provision (benefit), discontinued operations, allocations to noncontrolling interests, depreciation and amortization.  “Core EBITDA” comprises EBITDA as defined immediately above and excludes certain non-cash and certain non-recurring items such as our Core NOI adjustments described above, provisions for impairment, emergence reorganization items, strategic initiatives and certain management and administration costs.

FUNDS FROM OPERATIONS (“FFO”) AND CORE FFO

The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT). FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures. We believe our definition of FFO is consistent with the definition of FFO as established by NAREIT.

The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties.  FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.   As with our presentation of Core NOI and Core EBITDA, Core FFO excludes from FFO certain items that are non-cash and certain non-comparable items such as our Core NOI adjustments, Core EBITDA adjustments, and FFO items such as FFO from discontinued operations, Permanent Warrant expense, and interest expense on debt repaid or settled, all as a result of our emergence, acquisition accounting and other capital contribution or restructuring events.

RECONCILIATIONS OF NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

In order to provide a better understanding of the relationship between our non-GAAP Supplemental Financial measures of NOI, Core NOI, EBITDA, Core EBITDA, FFO and Core FFO, reconciliations have been provided as follows: a reconciliation of NOI and Core NOI to GAAP Operating Income (loss); a reconciliation of EBITDA and Core EBITDA to GAAP net income (loss) attributable to common stockholders; a reconciliation of Core FFO and FFO to GAAP net income (loss) attributable to common stockholders has been provided.  None of our non-GAAP Supplemental Financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to common stockholders and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

General Growth Properties, Inc. Consolidated Statements of Income(1) (in thousands, except per share)

	Three Months Ended
	Successor	Successor	Predecessor	Combined
	December 31, 2011	Period from November 10, 2010 through December 31, 2010	Period from October 1, 2010 through November 9, 2010	December 31, 2010
Revenues:
Minimum rents	$446,509	$255,599	$196,381	$451,980
Tenant recoveries	190,020	108,994	84,495	193,489
Overage rents	35,417	19,691	9,217	28,908
Management fees and other corporate revenues	17,398	8,887	6,288	15,175
Other	30,248	15,946	7,885	23,831
Total revenues	719,592	409,117	304,266	713,383
Expenses:
Real estate taxes	59,535	35,712	25,893	61,605
Property maintenance costs	27,048	20,030	11,571	31,601
Marketing	15,937	12,300	3,411	15,711
Other property operating costs	113,479	67,135	53,221	120,356
Provision for doubtful accounts	2,572	471	2,137	2,608
Property management and other costs	62,186	29,837	12,473	42,310
General and administrative	15,558	22,262	2,206	24,468
Provisions for impairment	64,337	—	—	—
Depreciation and amortization	235,098	136,207	70,444	206,651
Total expenses	595,750	323,954	181,356	505,310
Operating income	123,842	85,163	122,910	208,073
Interest income	537	723	562	1,285
Interest expense	(232,013)	(139,171)	(203,163)	(342,334)
Warrant adjustment	(264,418)	(205,252)	—	(205,252)
Loss before income taxes, equity in income (loss) of Unconsolidated Real Estate Affiliates, reorganization items and noncontrolling interests	(372,052)	(258,537)	(79,691)	(338,228)
(Provision for) benefit from income taxes	(989)	8,909	61,900	70,809
Equity in income (loss) of Unconsolidated Real Estate Affiliates	5,432	(504)	(32,190)	(32,694)
Reorganization items	—	—	(227,987)	(227,987)
Loss from continuing operations	(367,609)	(250,132)	(277,968)	(528,100)
Discontinued operations	(656)	(5,952)	(638,863)	(644,815)
Net loss	(368,265)	(256,084)	(916,831)	(1,172,915)
Allocation to noncontrolling interests	427	1,868	28,129	29,997
Net loss attributable to common stockholders	$(367,838)	$(254,216)	$(888,702)	$(1,142,918)
Basic Loss Per Share:
Continuing operations	$(0.39)	$(0.26)	$(0.83)
Discontinued operations	—	(0.01)	(1.97)
Total basic loss per share	$(0.39)	$(0.27)	$(2.80)
Diluted Loss Per Share:
Continuing operations	$(0.39)	$(0.26)	$(0.83)
Discontinued operations	—	(0.01)	(1.97)
Total diluted loss per share	$(0.39)	$(0.27)	$(2.80)

(1)  Amounts presented in accordance with GAAP.

General Growth Properties, Inc. Consolidated Statements of Income(1) (in thousands, except per share)

	Twelve Months Ended
	Successor	Successor	Predecessor	Combined
	December 31, 2011	Period from November 10, 2010 through December 31, 2010	Period from January 1, 2010 through November 9, 2010	December 31, 2010
Revenues:
Minimum rents	$1,738,246	$255,599	$1,522,703	$1,778,302
Tenant recoveries	794,378	108,994	690,292	799,286
Overage rents	67,309	19,691	34,540	54,231
Management fees and other corporate revenues	61,173	8,887	54,351	63,238
Other	81,836	15,946	61,069	77,015
Total revenues	2,742,942	409,117	2,362,955	2,772,072
Expenses:
Real estate taxes	254,253	35,712	217,270	252,982
Property maintenance costs	110,052	20,030	89,551	109,581
Marketing	38,447	12,300	24,185	36,485
Other property operating costs	455,611	67,135	385,325	452,460
Provision for doubtful accounts	6,223	471	15,603	16,074
Property management and other costs	205,759	29,837	136,787	166,624
General and administrative	36,003	22,262	24,895	47,157
Provisions for impairment	64,337	—	4,516	4,516
Depreciation and amortization	979,328	136,207	561,861	698,068
Total expenses	2,150,013	323,954	1,459,993	1,783,947
Operating income	592,929	85,163	902,962	988,125
Interest income	2,464	723	1,524	2,247
Interest expense	(958,612)	(139,171)	(1,259,275)	(1,398,446)
Warrant adjustment	55,042	(205,252)	—	(205,252)
Loss before income taxes, equity in income (loss) of Unconsolidated Real Estate Affiliates, reorganization items and noncontrolling interests	(308,177)	(258,537)	(354,789)	(613,326)
(Provision for) benefit from income taxes	(9,256)	8,909	60,456	69,365
Equity in income (loss) of Unconsolidated Real Estate Affiliates	2,898	(504)	21,857	21,353
Reorganization items	—	—	(339,314)	(339,314)
Loss from continuing operations	(314,535)	(250,132)	(611,790)	(861,922)
Discontinued operations	7,654	(5,952)	(600,618)	(606,570)
Net loss	(306,881)	(256,084)	(1,212,408)	(1,468,492)
Allocation to noncontrolling interests	(6,291)	1,868	26,650	28,518
Net loss attributable to common stockholders	$(313,172)	$(254,216)	$(1,185,758)	$(1,439,974)
Basic Loss Per Share:
Continuing operations	$(0.34)	$(0.26)	$(1.89)
Discontinued operations	0.01	(0.01)	(1.85)
Total basic loss per share	$(0.33)	$(0.27)	$(3.74)
Diluted Loss Per Share:
Continuing operations	$(0.38)	$(0.26)	$(1.89)
Discontinued operations	0.01	(0.01)	(1.85)
Total diluted loss per share	$(0.37)	$(0.27)	$(3.74)

(1)  Amounts presented in accordance with GAAP.

General Growth Properties, Inc. Consolidated Balance Sheets(1) (in thousands)

	December 31, 2011	December 31, 2010
Assets:
Investment in real estate:
Land	$4,608,021	$4,722,674
Buildings and equipment	19,813,510	20,300,355
Less accumulated depreciation	(973,027)	(129,794)
Developments in progress	135,807	117,137
Net property and equipment	23,584,311	25,010,372
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,052,973	3,153,698
Net investment in real estate	26,637,284	28,164,070
Cash and cash equivalents	572,872	1,021,311
Accounts and notes receivable, net	218,455	114,099
Deferred expenses, net	169,545	175,669
Prepaid expenses and other assets	1,803,796	2,300,452
Assets held for disposition	116,199	591,778
Total Assets	$29,518,151	$32,367,379

Liabilities:
Mortgages, notes and loans payable	$17,129,506	$17,841,757
Accounts payable and accrued expenses	1,444,280	1,893,571
Distribution payable	526,332	38,399
Deferred tax liabilities	29,220	36,463
Tax indemnification liability	303,750	303,750
Junior Subordinated Notes	206,200	206,200
Warrant liability	985,962	1,041,004
Liabilities held for disposition	89,761	592,122
Total Liabilities	20,715,011	21,953,266
Redeemable noncontrolling interests:
Preferred	120,756	120,756
Common	103,039	111,608
Total Redeemable Noncontrolling Interests	223,795	232,364
Equity:
Total stockholders’ equity	8,483,329	10,079,102
Noncontrolling interests in consolidated real estate affiliates	96,016	102,647
Total Equity	8,579,345	10,181,749
Total Liabilities and Equity	$29,518,151	$32,367,379

(1)   Presented in accordance with GAAP.

General Growth Properties, Inc. Reconciliation of Core NOI, Core EBITDA and Core FFO, at share (in thousands)

	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010
	Successor	Successor	Successor	Combined	Combined	Combined
	Pro Rata Basis	Core Adjustments	Core	Pro Rata Basis	Core Adjustments	Core
	December 31, 2011	Dec 31, 2011	Dec 31, 2011	December 31, 2010	Dec 31, 2010	Dec 31, 2010

Property revenues:
Minimum rents	$540,495	$29,541	$570,036	$541,370	$11,383	$552,753
Tenant recoveries	228,003	—	228,003	225,782	—	225,782
Overage rents	42,790	—	42,790	33,004	—	33,004
Other, including noncontrolling interests	31,285	—	31,285	25,971	—	25,971
Total property revenues	842,573	29,541	872,114	826,127	11,383	837,510
Property operating expenses:
Real estate taxes	74,904	(1,578)	73,326	69,814	(1,324)	68,490
Property maintenance costs	32,359	—	32,359	37,065	—	37,065
Marketing	19,417	—	19,417	18,947	—	18,947
Other property operating costs	134,310	(1,643)	132,667	140,669	(1,596)	139,073
Provision for doubtful accounts	2,715	—	2,715	2,509	—	2,509
Total property operating expenses	263,705	(3,221)	260,484	269,004	(2,920)	266,084
NOI	$578,868	$32,762	$611,630	$557,123	$14,303	$571,426
Management fees and other corporate revenues	18,629	(9)	18,620	16,908	(1,005)	15,903
Property management and other costs	(68,538)	14,317	(54,221)	(48,770)	(562)	(49,332)
General and administrative	(19,704)	88	(19,616)	(33,402)	4,547	(28,855)
Preferred unit distributions	(2,648)	—	(2,648)	(2,838)	—	(2,838)
EBITDA before reorganization items	$506,607	$47,158	$553,765	$489,021	$17,283	$506,304
Provisions for impairment	(916)	916	—	—	—	—
Reorganization items	—	—	—	(227,987)	227,987	—
EBITDA	$505,691	$48,074	$553,765	$261,034	$245,270	$506,304
Depreciation on non-income producing assets	(1,978)	—	(1,978)	(1,743)	—	(1,743)
Interest income	1,479	—	1,479	3,785	—	3,785
Interest expense:
Default interest	(1,132)	1,132	—	(48,006)	48,006	—
Interest expense relating to extinguished debt	—	—	—	(33,527)	33,527	—
Mark-to-market adjustments on debt	3,420	(3,420)	—	(19,913)	19,913	—
Write-off of mark-to-market adjustments on extinguished debt	148	(148)	—	—	—	—
Debt extinguishment expenses	36	(36)	—	(1)	1	—
Interest on existing debt	(273,031)	—	(273,031)	(279,390)	—	(279,390)
Warrant adjustment	(264,418)	264,418	—	(205,252)	205,252	—
(Provision for) benefit from income taxes	(1,082)	1,082	—	70,693	(70,693)	—
Other FFO from noncontrolling interests	(426)	—	(426)	1,171	—	1,171
FFO from discontinued operations	478	(478)	—	481,734	(481,734)	—
	(30,815)	310,624	279,809	230,585	(458)	230,127
Equity in FFO of Unconsolidated Properties	—	—	—	—	—	—
FFO	$(30,815)	$310,624	$279,809	$230,585	$(458)	$230,127

General Growth Properties, Inc. Reconciliation of Core NOI, Core EBITDA and Core FFO, at share (in thousands)

	Twelve Months Ended December 31, 2011			Twelve Months Ended December 31, 2010
	Successor	Successor	Successor	Combined	Combined	Combined
	Pro Rata Basis	Core Adjustments	Core	Pro Rata Basis	Core Adjustments	Core
	December 31, 2011	December 31, 2011	December 31, 2011	December 31, 2010	December 31, 2010	December 31, 2010

Property revenues:
Minimum rents	$2,092,791	$49,579	$2,142,370	$2,134,891	$(26,546)	$2,108,345
Tenant recoveries	937,146	—	937,146	938,343	—	938,343
Overage rents	80,193	—	80,193	61,431	—	61,431
Other, including noncontrolling interests	85,054	—	85,054	79,733	—	79,733
Total property revenues	3,195,184	49,579	3,244,763	3,214,398	(26,546)	3,187,852
Property operating expenses:
Real estate taxes	302,268	(6,312)	295,956	294,028	(4,267)	289,761
Property maintenance costs	129,280	—	129,280	128,140	—	128,140
Marketing	46,983	—	46,983	44,086	—	44,086
Other property operating costs	536,256	(6,621)	529,635	532,626	(6,290)	526,336
Provision for doubtful accounts	9,308	—	9,308	18,962	—	18,962
Total property operating expenses	1,024,095	(12,933)	1,011,162	1,017,842	(10,557)	1,007,285
NOI	$2,171,089	$62,512	$2,233,601	$2,196,556	$(15,989)	$2,180,567
Management fees and other corporate revenues	66,312	(421)	65,891	79,196	(13,083)	66,113
Property management and other costs	(228,507)	31,395	(197,112)	(199,227)	16,814	(182,413)
General and administrative	(46,626)	(13,217)	(59,843)	(61,365)	2,428	(58,937)
Preferred unit distributions	(9,654)	—	(9,654)	(9,844)	—	(9,844)
EBITDA before reorganization items	$1,952,614	$80,269	$2,032,883	$2,005,316	$(9,830)	$1,995,486
Provisions for impairment	(916)	916	—	—	—	—
Reorganization items	—	—	—	(339,319)	339,319	—
EBITDA	$1,951,698	$81,185	$2,032,883	$1,665,997	$329,489	$1,995,486
Depreciation on non-income producing assets	(6,561)	—	(6,561)	(8,168)	—	(8,168)
Interest income	8,534	—	8,534	9,084	—	9,084
Interest expense:
Default interest	(62,089)	62,089	—	(131,745)	131,745	—
Interest expense relating to extinguished debt	(11,045)	11,045	—	(234,162)	234,162	—
Mark-to-market adjustments on debt	15,725	(15,725)	—	(54,984)	54,984	—
Write-off of mark-to-market adjustments on extinguished debt	47,614	(47,614)	—	—	—	—
Debt extinguishment expenses	(1,565)	1,565	—	(99)	99	—
Interest on existing debt	(1,103,096)	—	(1,103,096)	(1,131,305)	—	(1,131,305)
Warrant adjustment	55,042	(55,042)	—	(205,252)	205,252	—
(Provision for) benefit from income taxes	(9,630)	9,630	—	69,332	(69,332)	—
Other FFO from noncontrolling interests	5,248	—	5,248	4,097	—	4,097
FFO from discontinued operations	18,278	(18,278)	—	629,882	(629,882)	—
	908,153	28,855	937,008	612,677	256,517	869,194
Equity in FFO of Unconsolidated Properties	—	—	—	—	—	—
FFO	$908,153	$28,855	$937,008	$612,677	$256,517	$869,194

General Growth Properties, Inc. Reconciliation of Non-GAAP to GAAP Financial Measures (in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Reconciliation of NOI to GAAP Operating Income
NOI:
Pro Rata basis	$578,868	$557,123	$2,171,089	$2,196,556
Unconsolidated Properties	(100,477)	(93,465)	(368,848)	(367,087)
Consolidated Properties	478,391	463,658	1,802,241	1,829,469
Management fees and other corporate revenues	17,398	15,175	61,173	63,238
Property management and other costs	(62,186)	(42,310)	(205,759)	(166,624)
General and administrative	(15,558)	(24,468)	(36,003)	(47,157)
Provisions for impairment	(64,337)	—	(64,337)	(4,516)
Depreciation and amortization	(235,098)	(206,651)	(979,328)	(698,068)
Noncontrolling interest in NOI of Consolidated Properties	5,232	2,669	14,942	11,783
Operating income	$123,842	$208,073	$592,929	$988,125

Reconciliation of EBITDA to GAAP Net Loss Attributable to Common Stockholders
EBITDA:
Pro Rata basis	$505,691	$261,034	$1,951,698	$1,665,997
Unconsolidated Properties	(91,210)	(79,804)	(340,616)	(336,229)
Consolidated Properties	414,481	181,230	1,611,082	1,329,768
Preferred unit distributions	2,648	2,838	9,654	9,844
Depreciation and amortization	(235,098)	(206,651)	(979,328)	(698,068)
Noncontrolling interest in NOI of Consolidated Properties	5,232	2,669	14,942	11,783
Interest income	537	1,285	2,464	2,247
Interest expense	(232,013)	(342,334)	(958,612)	(1,398,446)
Warrant adjustment	(264,418)	(205,252)	55,042	(205,252)
Provision for income taxes	(989)	70,809	(9,256)	69,365
Provision for impairment excluded from FFO	(63,421)	—	(63,421)	(4,516)
Equity in (loss) income of Unconsolidated Real Estate Affiliates	5,432	(32,694)	2,898	21,353
Discontinued operations	(656)	(644,815)	7,654	(606,570)
Allocation to noncontrolling interests	427	29,997	(6,291)	28,518
Net loss attributable to common stockholders	$(367,838)	$(1,142,918)	$(313,172)	$(1,439,974)

Reconciliation of FFO to GAAP Net Loss Attributable to Common Stockholders
FFO:
Pro Rata basis	$(30,815)	$230,585	$908,153	$612,677
Unconsolidated Properties	—	—	—	—
Consolidated Properties	(30,815)	230,585	908,153	612,677
Depreciation and amortization of capitalized real estate costs	(283,652)	(245,701)	(1,167,799)	(835,630)
Gains (losses) on sales of investment properties	8,136	(1,116,011)	16,559	(1,134,687)
Noncontrolling interests in depreciation of Consolidated Properties	3,764	815	9,339	4,511
Provision for impairment excluded from FFO	(63,421)	—	(63,421)	(4,516)
Provision for impairment excluded from FFO of discontinued operations	(4,045)	(31,867)	(4,045)	(62,640)
Redeemable noncontrolling interests	2,598	33,560	2,212	40,396
Depreciation and amortization of discontinued operations	(403)	(14,299)	(14,170)	(60,085)
Net loss attributable to common stockholders	$(367,838)	$(1,142,918)	$(313,172)	$(1,439,974)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income (Loss) Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$100,477	$93,465	$368,848	$367,087
Net property management fees and costs	(5,121)	(4,727)	(17,609)	(16,645)
Net interest expense	(37,604)	(36,003)	(149,774)	(147,012)
General and administrative, provisions for impairment, income taxes and noncontrolling interest in FFO	(4,223)	(9,028)	(10,917)	(14,163)
FFO of discontinued Unconsolidated Properties	(773)	(1,700)	(1,203)	41,612
FFO of Unconsolidated Properties	52,756	42,007	189,345	230,879
Depreciation and amortization of capitalized real estate costs	(50,562)	(43,113)	(196,344)	(158,017)
Provision for impairment excluded from FFO	—	—	—	—
Provision for impairment excluded from FFO of discontinued operations	—	(31,856)	—	(31,856)
Other, including gain on sales of investment properties	3,238	268	9,897	(19,653)
Equity in income (loss) of Unconsolidated Real Estate Affiliates	$5,432	$(32,694)	$2,898	$21,353